Exhibit 10.2
2001 STOCK OPTION
AND RESTRICTED STOCK PLAN
FOR EMPLOYEES OF PEERLESS MFG. CO.
(AS AMENDED AND RESTATED AS OF AUGUST 15, 2008)
     1. Purpose of the Plan. This Plan shall be known as the 2001 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co., as amended and restated as of August 15, 2008. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide incentives to such personnel to promote the success of the business of PMFG, Inc. and its subsidiaries.
     Certain options granted under this Plan are intended to qualify as “incentive stock options” pursuant to Section 422 of the Internal Revenue Code of 1986, as amended from time to time, while certain other options granted under the Plan will constitute nonqualified options.
     2. Definitions. As used herein, the following definitions shall apply:
          (a) “Board” shall mean the Board of Directors of the Corporation.
          (b) “Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation’s assets in the event of liquidation.
          (c) “Code” shall mean the Internal Revenue Code of 1986 amended from time to time.
          (d) “Committee” shall mean the committee described in Section 21 that administers the Plan.
          (e) “Corporation” shall mean PMFG, Inc., a Delaware corporation.
          (f) “Date of Grant” shall mean the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.
          (g) “Disinterested Director” shall mean a director who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded an Option or Restricted Stock pursuant to the Plan or any other plan of the Corporation or any of its affiliates (except as provided in Section 21(c) of this Plan and as may be permitted by Rule 16b-3 promulgated under the Exchange Act), and is not an employee of the Corporation or of any subsidiary or affiliate of the Corporation, and who meets the other requirements of Treasury Regulation Section 1.162-27(e)(3).

          (h) “Employee” shall mean any officer or other key employee of the Corporation or one of its Subsidiaries (including any director who is also an officer or key employee of the Corporation or one of its Subsidiaries).
          (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (j) “Fair Market Value” shall mean the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the date specified as reported by NASDAQ/NMS or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in good faith and in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.
          (k) “Nonqualified Option” shall mean any Option that is not a Qualified Option.
          (l) “Option” shall mean a stock option granted pursuant to Section 6 of this Plan.
          (m) “Optionee” shall mean any Employee or director who receives an Option.
          (n) “Participant” shall mean an Employee or director who receives an Option or Restricted Stock pursuant to this Plan.
          (o) “Plan” shall mean the 2001 Stock Option and Restricted Stock Plan for Employees of Peerless Mfg. Co., as amended and restated as of August 15, 2008, as may be amended from time to time.
          (p) “Qualified Option” shall mean any Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
          (q) “Restricted Stock” shall mean Common Stock awarded to an Employee or director pursuant to Section 7 of this Plan.
          (r) “Rule 16b-3” shall mean Rule 16b-3 of the rules and regulations under the Exchange Act as Rule 16b-3 may be amended from time to time and any successor provisions to Rule 16b-3 under the Exchange Act.
          (s) “Selection Procedure” shall mean the procedure set forth in Section 8 hereof that the Committee is required to follow in granting Options and Restricted Stock awards.
          (t) “Subsidiary” shall mean any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

     3. Term of Plan. This Plan was effective on the date it was approved by the shareholders of Peerless Mfg. Co., a Texas corporation. In connection with a reorganization of Peerless Mfg. Co. into a holding company structure, this Plan was assumed by the Corporation and amended and restated to reflect such assumption. This Plan will continue in effect until terminated pursuant to Section 21(a).
     4. Shares Subject to the Plan. Except as otherwise provided in Section 20 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options or upon the grant of Restricted Stock pursuant to this Plan shall be 1,000,000 shares. No participant may receive Options for more than 400,000 shares in any calendar year. If an Option is canceled, the canceled Option will continue to be counted against such maximum annual number of shares for which Options may be granted to a participant in a calendar year. Such shares may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, or Restricted Stock should fail to vest and be forfeited in whole or in part for any reason, then the shares that were subject thereto shall, unless the Plan shall have terminated, be available for the grant of additional Options or Restricted Stock under this Plan, subject to the limitations set forth above.
     5. Eligibility. Qualified Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to Selection Procedure. Nonqualified Options may be granted under Section 6 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to the Selection Procedure. Restricted Stock may be granted under Section 7 of the Plan to such Employees and directors of the Corporation or its Subsidiaries as shall be determined by the Committee pursuant to the Selection Procedure. Subject to the limitations and qualifications set forth in this Plan (including Section 8), the Committee shall also determine the number of Options or shares of Restricted Stock to be granted, the number of shares subject to each Option or Restricted Stock grant, the exercise price or prices of each Option, the vesting and exercise period of each Option and the vesting and/or forfeiture provisions relating to Restricted Stock, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option or grant of Restricted Stock, if any, as are consistent with the provisions of this Plan. In connection with the granting of Qualified Options, the aggregate Fair Market Value (determined at the Date of Grant of a Qualified Option) of the shares with respect to which Qualified Options are exercisable for the first time by an Optionee during any calendar year (under all such plans of the Optionee’s employer corporation and its parent and subsidiary corporations as defined in Section 424 (e) and (f) of the Code, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies (collectively, such corporations described in this sentence are hereinafter referred to as “Related Corporations”)) shall not exceed $100,000 or such other amount as from time to time provided in Section 422(d) of the Code or any successor provision.
     6. Grant of Options. Except as provided in Section 21(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.
     7. Restricted Stock. The Committee shall determine the number of shares of Common Stock to be granted as Restricted Stock from time to time under the Plan. The grant of Restricted Stock shall be evidenced by Restricted Stock agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.
     8. Selection Procedure. From time to time, the Chief Executive Officer of the Corporation (the “CEO”) shall recommend to the Committee (a) individuals he or she believes should receive Options and/or Restricted Stock grants, (b) the amount of shares of Common Stock he or she believes should be subject to each recommended Option and Restricted Stock award, and (c) with respect to any recommended Option, whether the Option should be a Qualified Option or a Nonqualified Option (the recommendations set forth in (a), (b) and (c) above are hereinafter referred to as the “Grant Recommendations”). In addition, the Committee may, at any time, request the CEO to make Grant Recommendations. The Committee shall consider any Grant Recommendation; provided, however, the Committee shall not be required to follow a Grant Recommendation. In addition, the Committee may, at any time, grant Options and Restricted Stock awards to any eligible individual irrespective of whether the CEO has made a Grant Recommendation with respect to the individual.
     9. Time of Grant. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or Restricted Stock or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option or Restricted Stock is granted promptly after the date of such grant.
     10. Price. The Option price for each share of Common Stock subject to an Option (the “Exercise Price”) granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant; provided, however, that (a) the Exercise Price for any Option shall not be less than 100% of the Fair Market Value of the Common Stock at the Date of Grant, and (b) if the Optionee owns on the Date of Grant more than 10 percent of the total combined voting power of all classes of stock of the Corporation or its parent or any of its subsidiaries, as more fully described in Section 422(b)(6) of the Code or any successor provision (such shareholder is referred to herein as a “10-Percent Stockholder”), the Exercise Price for any Qualified Option granted to such Optionee shall not be less than 110% of the Fair Market Value of the Common Stock at the Date of Grant. The Committee in its discretion may award shares of Restricted Stock under Section 7 of the Plan to Participants without requiring the payment of cash consideration for such shares.
     11. Vesting. Subject to Section 13 of this Plan, each Option and Restricted Stock award under the Plan shall vest in accordance with the vesting provisions set forth in the applicable Option agreement or Restricted Stock agreement. The Committee may, but shall not be required to, permit acceleration of vesting upon any sale of the Corporation or similar transaction. A Participant’s Option agreement or Restricted Stock agreement may contain such additional provisions with respect to vesting as the Committee shall specify.

     12. Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of cash, check or, at the Corporation’s option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price. Any shares of Common Stock to be used as payment must, if originally acquired from the Company pursuant to the exercise of a Qualified Option, have been held for at least two years from the Date of Grant and one year after the date such Option was exercised.
     If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (a) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (b) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (c) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.
     13. When Qualified Options May be Exercised. No Qualified Option shall be exercisable at any time after the expiration of ten (10) years from the Date of Grant; provided, however, that if the Optionee with respect to a Qualified Option is a 10-Percent Stockholder on the Date of Grant of such Qualified Option, then such Option shall not be exercisable after the expiration of five (5) years from its Date of Grant. In addition, if an Optionee of a Qualified Option ceases to be an employee of the Corporation or any Related Corporation for any reason, such Optionee’s vested Qualified Options shall not be exercisable after (a) 90 days following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is not due to the death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, or (b) twelve months following the date such Optionee ceases to be an employee of the Corporation or any Related Corporation, if such cessation of service is due to the death or permanent and total disability (as defined above) of the Optionee. Upon the death of an Optionee, any vested Qualified Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Qualified Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term of the Qualified Option and twelve months after the date of the Optionee’s death. This Section 13 only provides the outer limits of allowable exercise dates with respect to Qualified Options; the Committee may determine that the exercise period for a Qualified Option shall have a shorter duration than as specified above.
     14. Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Committee shall specify.
     15. Nontransferability. Unless otherwise approved by the Committee, (a) no Option shall be transferable or assignable by an Optionee voluntarily or by operation of law, other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order; (b) each Option shall be exercisable during the Optionee’s lifetime only by such Optionee; and (c) no Option or the shares covered thereby shall be pledged or hypothecated in any way and no Option or the shares covered thereby shall be subject to execution, attachment, or similar process.
     16. Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option or Restricted Stock including, but not limited to, withholding the issuance of all or any portion of the shares of Common Stock subject to such Option or Restricted Stock until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount it is required to withhold or taking any other action reasonably required to satisfy the Corporation’s withholding obligation.
     17. Conditions Upon Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan or to deliver Restricted Stock unless the issuance and delivery of shares shall comply with all provisions of applicable federal and state securities laws and the requirements of any stock exchange upon which shares of the Common Stock may then be listed.
          As a condition to the exercise of an Option or the grant of Restricted Stock, the Corporation may require the person exercising the Option or receiving the grant of Restricted Stock to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.
          The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option or for refusing to issue Restricted Stock if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to lawfully sell or issue such shares. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option or Restricted Stock.
          No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.
          Any Common Stock issued pursuant to the exercise of an Option or pursuant to the grant of Restricted Stock to a person who would be deemed an officer or director of the Corporation under Rule 16b-3 shall not be transferred until at least six months have elapsed from the Date of Grant to the date of disposition of the Common Stock.
     18. Restrictions on Shares. Shares of Common Stock issued pursuant to the Plan shall be subject to restrictions on transfer under applicable federal and state securities laws. The Board may impose such additional restrictions on the ownership and transfer of shares of

Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement or Restricted Stock agreement entered into hereunder.
     19. Modification of Options. Except as provided in Section 21(c) of this Plan, at any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option or conflict with the provisions of Rule 16b-3. Notwithstanding the foregoing, in the event of such a modification, substitution, extension or renewal of a Qualified Option, the Committee may increase the exercise price of such Option if necessary to retain the qualified status of such Option.
     20. Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting stockholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend shall have occurred, then there shall be substituted for each share of Common Stock then subject to Options or Restricted Stock awards or available for Options or Restricted Stock awards the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting stockholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price. The Board may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant’s Option agreement or Restricted Stock agreement.
     21. Administration.
          (a) Notwithstanding anything to the contrary herein, to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, if each member is a Disinterested Director, or by a committee of two or more Disinterested Directors appointed by the Board (the group responsible for administering the Plan is referred to herein as the “Committee”). Options and Restricted Stock may be granted under Sections 6 and 7, respectively, and only by majority agreement of the members of the Committee. Option agreements and Restricted Stock agreements, in the forms as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as shall have been determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. Except with respect to Sections 21(b) and (c) of this Plan, the Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements and Restricted Stock agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend or discontinue this Plan (subject to Section 21(d)); and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the fullest extent permitted by law.
          (b) Members of the Committee shall be specified by the Board, and shall consist solely of Disinterested Directors. Disinterested Directors shall not be eligible to receive options to purchase Common Stock pursuant to Section 6 of the Plan, except as specifically provided under Section 21(c), or grants of Restricted Stock pursuant to Section 7 of the Plan.
          (c) Each director (including any Disinterested Director who so qualifies) who is not an employee or officer of the Corporation or any Subsidiary on the date this Plan is approved by the shareholders of the Corporation, and on the date of the annual shareholders’ meeting of each year thereafter that the director serves on the Board, shall, in addition to any other grant made to such director, automatically be granted Nonqualified Options to purchase four thousand (4,000) shares of Common Stock. The purchase price or prices for Common Stock subject to an option granted under this Section 21(c), shall be 100% of the Fair Market Value of the Common Stock as of the trading date immediately preceding the Date of Grant. Such Options shall be exercisable on and after the Date of Grant until the earlier of (i) ten years after the Date of Grant, or (ii) the first anniversary of the date such director is no longer a director of the Corporation or an officer or employee of the Corporation or a Related Corporation. This Section 21(c) shall not be amended more than once every six months, other than to comport with changes in the Code or in the Employee Retirement Income Security Act of 1974, as amended, or changes in the rules promulgated thereunder, or other applicable law.
          (d) Although the Committee may suspend or discontinue the Plan at any time, all Qualified Options must be granted within ten (10) years from the effective date of the Plan or the date the Plan is approved by the shareholders of the Corporation, whichever is earlier.
     22. Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option or Restricted Stock shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.
     23. Liability of the Corporation. Neither the Corporation, its directors, officers or employees or the Committee, nor any Subsidiary which is in existence or hereafter comes into existence, shall be liable to any Participant or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Qualified Option granted hereunder does not qualify for tax treatment as an incentive stock option under Section 422 of the Code.
     24. Conformity with Code. Each Qualified Stock Option authorized pursuant to the Plan is intended to satisfy all requirements for incentive stock options under the Code and, notwithstanding any provision of the Plan or any Qualified Stock Option Agreement, the Plan and each Qualified Stock Option granted pursuant hereto shall be so construed and all contrary provisions shall be so limited in scope and effect, and to the extent they cannot be so limited, they shall be void.

     25. Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Texas and the United States, as applicable, without reference to the conflict of laws provisions thereof.
     26. Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.